Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 8, 2008, and to the reference to our Firm under the caption “Experts” in this registration statement.

/s/ Sweeney, Gates & Co.

                                                                                       SWEENEY, GATES & CO.

Fort Lauderdale, Florida
March 28, 2008